MGP Ingredients Reports Second Quarter 2026 Results
Company reaffirms full-year 2026 guidance and declares $0.12 quarterly dividend

ATCHISON, Kan., July 29, 2026 - MGP Ingredients, Inc. (Nasdaq: MGPI), a leading provider of branded and distilled spirits and food ingredient solutions, today reported results for the second quarter ended June 30, 2026. During the quarter, MGP executed against its strategic roadmap, and the company continued to strengthen and revamp its sales, marketing and supply chain functions, while adding specific capabilities to address new and existing growth opportunities. The company also continued to drive progress across the business, by eliminating waste, driving efficiencies and maximizing effectiveness through the implementation of its ownership cost management initiative.

Key Second Quarter Metrics

US$M, ex. per share	2026	2025
Consolidated sales	$124.4	$145.5
Gross profit	$46.5	$58.4
Gross margin	37.4%	40.1%
Net income	$12.0	$14.4
Adjusted net income	$15.8	$20.9
EPS, basic	$0.55	$0.67
Adjusted EPS, basic	$0.72	$0.97
Adjusted EBITDA	$27.6	$35.9
Capital expenditures, YTD	$6.4	$18.7
Net debt leverage ratio, as of 6.30.26	3.5x	1.8x

“I’m pleased with our second quarter results, as adjusted EBITDA and adjusted basic EPS came in ahead of our expectations. These results reflect continued momentum in our premium plus portfolio, led by Penelope Bourbon and Yellowstone, and an improvement in select mid- and value-priced brands. We also delivered sales growth in Ingredient Solutions, which reflects both continued strong customer demand and improvements in operational reliability,” said Julie Francis, president and CEO. “Our second quarter results are a reflection of our efforts to drive long-term growth across all three of our businesses and to deliver value creation, even as we continue to navigate a challenging industry backdrop. As we move through the second half of 2026, we will maintain our strategic roadmap and drive our key growth initiatives, while prioritizing our best opportunities for growth, taking decisive actions and executing with discipline.”

Consolidated Results
Second quarter 2026 versus prior year
–Sales and gross profit decreased by 15% and 20%, respectively, primarily due to expected declines in brown goods sales in Distilling Solutions, which were partially offset by higher Ingredient Solutions sales.
–While Branded Spirits and Distilling Solutions delivered gross margin improvement, consolidated gross margin declined ~270 basis points, as higher waste starch stream costs in Ingredient Solutions pressured profitability.
–Operating income decreased to $17.7 million, as growth in Branded Spirits was offset by expected reductions in Distilling Solutions and Ingredient Solutions and was impacted by an increase in provision for credit loss related to a customer bankruptcy. On an adjusted basis, operating income decreased by 30% to $20.1 million.
–Adjusted EBITDA decreased 23% to $27.6 million.
–Advertising and promotion expenses decreased 18% to $5.7 million, primarily due to the timing of spend throughout the year, which has been aligned with the company’s strategic roadmap and focused on the most attractive growth opportunities.
–Selling, general and administrative expense declined 13%, while adjusted SG&A decreased 19% and represented 15% of consolidated sales, as cost savings efforts continued to expand.
–Net income was $12.0 million and basic EPS was $0.55 for the second quarter. On an adjusted basis, second quarter net income and basic EPS were $15.8 million and $0.72 per share, respectively.

Branded Spirits
Second quarter 2026 versus prior year
–Sales of $59.6 million decreased 1% versus $60.5 million.
–Gross profit of $31.6 million decreased 1% versus $32.0 million.
–Gross margin of 53.0% increased by 20 basis points versus 52.8%.

Key developments versus prior year
–Excluding the other products category, which consists primarily of private label bottled products, sales increased 3% and reflected the highest growth rate in the past two years.
–Premium plus sales increased by 5%, with key brands showing improvement, as the company’s targeted focus on growth opportunities continued to gain traction.
–Within premium plus, Penelope Bourbon maintained its strong growth trajectory and was up 13%. Yellowstone also saw significant growth, driven by an innovative, limited edition offering.
–Combined sales of the mid- and value-priced portfolios improved slightly, with mid-priced offerings growing 5%. The company continued to successfully prioritize its best performing brands in these price tiers.

Distilling Solutions
Second quarter 2026 versus prior year
–Sales of $29.2 million decreased 42% versus $50.0 million.
–Gross profit of $11.3 million decreased 40% versus $18.8 million.
–Gross margin of 38.7% increased by 110 basis points versus 37.6%.

Key developments versus prior year
–As expected, lower demand for aged and new distillate whiskey continued to pressure results and drove a 59% decline in brown goods sales.
–Gross margin improved, due to better mix and cost savings efforts.
–Warehouse services revenue increased by high-single digits and was driven, in part, by expanded service offerings.

Ingredient Solutions
Second quarter 2026 versus prior year
–Sales of $35.5 million increased 2% versus $35.0 million.
–Gross profit of $3.6 million decreased 53% versus $7.6 million.
–Gross margin of 10.1% decreased versus 21.7%.

Key developments versus prior year
–Sales improvement was primarily driven by favorable price and mix of specialty wheat proteins and starches, as well as increased sales of biofuel and other byproducts.
–Despite improvements in operational reliability, higher waste starch stream costs pressured profitability.

2026 Financial Outlook
MGP reaffirmed its consolidated guidance for fiscal 2026:
•Sales projected to be in the range of $480 million to $500 million.
•Adjusted EBITDA expected to be between $90 million to $98 million.
•Adjusted basic EPS expected to be in the $1.50 to 1.80 range, with weighted average basic shares outstanding of approximately 21.4 million.
•Full-year capital expenditures expected to be approximately $20 million.

Due to a recent revision to 2025 Kansas tax law, which resulted in the revaluation of deferred tax liabilities, the company now anticipates its full year 2026 effective tax rate will be approximately 23%.

Dividend Distribution
The company’s Board of Directors declared a dividend of $0.12 per share of common stock. The dividend is payable on August 28, 2026, to stockholders of record as of August 14, 2026.

Conference Call and Webcast Information
MGP Ingredients will host a conference call today at 10 a.m. ET, July 29, 2026, to discuss the results, provide a general business update, and answer questions. Please visit the News and Events section of the company’s Investor Relations website to access the webcast. Investors can also dial (844) 308-6398 or (412) 717-9605 (international) to listen to the call. A replay will be available on the company’s website approximately 24 hours after the call concludes.

About MGP Ingredients, Inc.
MGP Ingredients Inc. (Nasdaq: MGPI) has been formulating excellence since 1941 by bringing product ideas to life across the alcoholic beverage and specialty ingredient industries through three segments: Branded Spirits, Distilling Solutions, and Ingredient Solutions. MGPI is one of the leading spirits distillers with an award-winning portfolio of premium brands including Penelope, Rebel, Remus, and Yellowstone bourbons and El Mayor tequila, under the Luxco umbrella. With distilleries in Indiana and Kentucky; a tequila distillery in Arandas, Mexico; and bottling operations in Missouri, Ohio, and Northern Ireland, the company creates distilled spirits for customers including many world-renowned spirits brands. In addition, the company’s high-quality specialty fiber, protein, and starch ingredients provide functional, nutritional, and sensory solutions for a wide range of food products. To learn more visit MGPIngredients.com.

Cautionary Note Regarding Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements about the ability of MGP Ingredients, Inc. (the “Company” or “MGP”) to drive growth initiatives, prioritize growth opportunities, take decisive actions, and execute with discipline; and the Company’s 2026 outlook, including its expectations for sales, adjusted EBITDA, adjusted basic earnings per share (“EPS”), shares outstanding, capital expenditures, and tax rate. Forward looking statements are usually identified by or are associated with words such as “intend,” “plan,” “believe,” “estimate,” “expect,” “anticipate,” “project,” “forecast,” “hopeful,” “should,” “may,” “will,” “could,” “encouraged,” “opportunities,” “potential,” and similar terminology. These forward-looking statements reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, Company performance, Company financial results, and Company financial condition and are not guarantees of future performance.

All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially. Factors that could cause actual results to differ materially from our expectations include without limitation any effects of changes in consumer preferences and purchases and our ability to anticipate or react to those changes; our ability to compete effectively and any effects of industry dynamics and market conditions; unfavorable economic conditions; damage to our reputation or that of any of our key customers or their brands; failure to introduce successful new brands and products or have effective marketing or advertising; changes in public opinion about alcohol or our products; our reliance on our distributors to distribute our branded spirits; our reliance on fewer, more profitable customer relationships; interruptions in our operations or a catastrophic event at our facilities; decisions concerning the quantity of maturing stock of our aged distillate; any inability to successfully complete our capital projects or fund capital expenditures or any warehouse expansion issues; our reliance on a limited number of suppliers; work disruptions or stoppages; climate change and measures to address climate change; regulation and taxation and compliance with existing or future laws and regulations; tariffs, trade relations, and trade policies; excise taxes, incentives and customs duties; our ability to protect our intellectual property rights and defend against alleged intellectual property rights infringement claims; failure to secure and maintain listings in control states; labeling or warning requirements or limitations on the availability of our products; product recalls or other product liability claims; anti-corruption laws, trade sanctions, and restrictions; litigation or legal proceedings; limited rights of common stockholders and anti-takeover provisions in our governing documents; the impact of issuing shares of our common stock; higher costs or the unavailability and cost of raw materials, product ingredients, energy resources, or labor; failure of our information technology systems, networks, processes, associated sites, or service providers; inability to successfully implement our strategies; interest rate increases; reliance on key personnel; impairment charges; commercial, political, and financial risks; covenants and other provisions in our credit arrangements; pandemics or other health crises; ability to pay any dividends and make any share repurchases. For further information on these risks and uncertainties and other factors that could affect the Company’s business, see the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, as well as the Company’s other SEC filings. The Company undertakes no obligation to update any forward-looking statements or information in this press release, except as required by law.

Non-GAAP Financial Measures
In addition to reporting financial information in accordance with U.S. GAAP, the Company provides certain non-GAAP financial measures that are not in accordance with, or alternatives for, GAAP. In addition to the comparable GAAP measures, the Company has disclosed adjusted selling, general, and administrative expenses (“SG&A”), adjusted operating income, adjusted income before income taxes, adjusted net income, adjusted MGP earnings, adjusted EBITDA, net debt, net debt leverage ratio, and adjusted basic and diluted EPS, as well as guidance for adjusted EBITDA and adjusted basic EPS. The presentation of these non-GAAP financial measures should be reviewed in conjunction with SG&A, operating income, income before income taxes, net income, net income used in earnings per common share calculation, debt, and basic and diluted EPS computed in accordance with U.S. GAAP and should not be considered a substitute for the GAAP measure. We believe that the non-GAAP measures provide useful information to investors regarding the Company's performance and overall results of operations. In addition, management uses these non-GAAP measures in conjunction with GAAP measures when evaluating the Company’s operating results compared to prior periods on a consistent basis, assessing financial trends, and for forecasting purposes. Non-GAAP financial measures may not provide information that is directly comparable to other companies, even if similar terms are used to identify such measures. The attached schedules provide a full reconciliation of historical non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure. Full year 2026 guidance measures of adjusted EBITDA and adjusted basic EPS are provided on a non-GAAP basis without a reconciliation to the most directly comparable GAAP measures because the Company is unable to predict with a reasonable degree of certainty certain items contained in the GAAP measures without unreasonable efforts. Such items include without limitation, acquisition related expenses, restructuring and related expenses, and other items not reflective of the Company's ongoing operations.

For More Information Contact:

For Investor Relations:
investor.relations@mgpi.com

For Media Inquiries:
The Brand Guild
mgpcorporate@thebrandguild.com

MGP INGREDIENTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (UNAUDITED)
(Dollars in thousands, except share and per share amounts)

	Quarter Ended June 30,		Year to Date Ended June 30,
	2026	2025	2026	2025
Sales	$124,357	$145,494	$230,784	$267,147
Cost of sales	77,886	87,107	150,731	165,430
Gross profit	46,471	58,387	80,053	101,717

Advertising and promotion expenses	5,683	6,913	11,874	15,085
Selling, general, and administrative expenses	20,237	23,156	41,303	44,361
Provision for credit loss	2,148	—	2,148	—
Impairment and other	751	—	180,277	—
Change in fair value of contingent consideration	—	8,000	—	22,700
Operating income (loss)	17,652	20,318	(155,549)	19,571

Interest expense, net	(2,879)	(1,897)	(4,300)	(3,751)
Other income, net	299	314	249	529
Income (loss) before income taxes	15,072	18,735	(159,600)	16,349

Income tax expense (benefit)	3,063	4,308	(36,802)	4,979
Net income (loss)	12,009	14,427	(122,798)	11,370

Attributable to noncontrolling interest	—	(1)	3	32
Net income (loss) attributable to MGP Ingredients, Inc.	12,009	14,426	(122,795)	11,402

Attributable to participating securities	(155)	(159)	(68)	(127)
Net income (loss) used in earnings per common share calculation	$11,854	$14,267	$(122,863)	$11,275

Weighted average common shares
Basic	21,433,066	21,360,984	21,411,374	21,351,809
Diluted	21,433,066	21,360,984	21,411,374	21,351,809

Earnings per common share
Basic	$0.55	$0.67	$(5.74)	$0.53
Diluted	$0.55	$0.67	$(5.74)	$0.53

MGP INGREDIENTS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)

	June 30, 2026	December 31, 2025
ASSETS
Current Assets:
Cash and cash equivalents	$17,794	$18,460
Receivables, net	103,559	116,160
Inventory	408,416	382,741
Prepaid expenses	5,075	2,139
Refundable income taxes	—	3,209
Total current assets	534,844	522,709

Property, plant, and equipment	574,211	594,898
Less accumulated depreciation and amortization	(277,776)	(266,911)
Property, plant, and equipment, net	296,435	327,987
Operating lease right-of-use assets, net	11,056	13,847
Investment in joint venture	6,861	8,211
Intangible assets, net	206,079	244,696
Goodwill	—	115,667
Other assets	2,488	2,747
TOTAL ASSETS	$1,057,763	$1,235,864

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current maturities of long-term debt	$6,400	$6,400
Accounts payable	47,916	54,589
Contingent consideration	—	110,800
Federal and state excise taxes payable	4,474	5,755
Income taxes payable	3,188	—
Accrued expenses and other	14,511	22,507
Total current liabilities	76,489	200,051

Long-term debt, less current maturities	166,854	49,735
Convertible senior notes	196,342	196,183
Long-term operating lease liabilities	8,170	10,561
Other noncurrent liabilities	2,790	2,534
Deferred income taxes	16,305	60,010
Total liabilities	466,950	519,074
Total equity	590,813	716,790
TOTAL LIABILITIES AND TOTAL EQUITY	$1,057,763	$1,235,864

MGP INGREDIENTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(Dollars in thousands)

	Year to Date Ended June 30,
	2026	2025
Cash Flows from Operating Activities
Net income (loss)	$(122,798)	$11,370
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	12,651	11,638
Goodwill and other long-lived assets impairment	179,526	—
Share-based compensation	2,313	2,030
Equity method investment gain	(150)	(494)
Deferred income taxes, including change in valuation allowance	(43,653)	(901)
Change in fair value of contingent consideration	—	22,700
Payment of contingent consideration	(48,700)	—
Other, net	546	446
Changes in operating assets and liabilities:
Receivables, net	12,520	31,103
Inventory	(25,631)	(15,224)
Prepaid expenses	(2,974)	(1,752)
Income taxes payable	6,397	3,128
Accounts payable	(2,499)	(10,687)
Accrued expenses and other	(7,001)	4,663
Federal and state excise taxes payable	(1,281)	(1,504)
Other, net	2	(159)
Net cash provided by (used in) operating activities	(40,732)	56,357

Cash Flows from Investing Activities
Additions to property, plant, and equipment	(10,219)	(32,156)
Distributions from equity method investment	1,500	—
Other, net	322	(11)
Net cash used in investing activities	(8,397)	(32,167)

Cash Flows from Financing Activities
Payment of dividends and dividend equivalents	(5,196)	(5,156)
Repurchase of Common Stock	(886)	(1,035)
Loan fees paid related to borrowings	—	(2,712)
Proceeds from long-term debt	145,000	28,000
Principal payments on long-term debt	(28,200)	(52,200)
Payment of contingent consideration	(62,100)	—
Net cash provided by (used in) financing activities	48,618	(33,103)

Effect of exchange rate changes on cash and cash equivalents	(155)	960
Decrease in cash and cash equivalents	(666)	(7,953)
Cash and cash equivalents, beginning of period	18,460	25,273
Cash and cash equivalents, end of period	$17,794	$17,320

MGP INGREDIENTS, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO ADJUSTED NON-GAAP MEASURES (UNAUDITED)
(in thousands, except per share amounts)

	Quarter Ended June 30, 2026
	SG&A	Operating Income	Income before Income Taxes	Net Income	MGP Earnings(a)	Basic and Diluted EPS
Reported GAAP Results	$20,237	$17,652	$15,072	$12,009	$11,854	$0.55
Adjusted to remove:
Impairment and other (b)	—	751	751	933	921	0.04
Executive transition costs (c)	(372)	372	372	462	456	0.02
Professional services fees (d)	(250)	250	250	311	307	0.02
Restructuring and other costs (e)	(1,044)	1,044	1,044	1,297	1,281	0.06
Income tax items(f)	—	—	—	747	$737	0.03
Adjusted Non-GAAP results	$18,571	$20,069	$17,489	$15,759	$15,556	$0.72

	Quarter Ended June 30, 2025
	SG&A	Operating Income	Income before Income Taxes	Net Income	MGP Earnings(a)	Basic and Diluted EPS
Reported GAAP Results	$23,156	$20,318	$18,735	$14,427	$14,267	$0.67
Adjusted to remove:
Executive transition costs (c)	(376)	376	376	290	287	0.01
Fair value of contingent consideration(g)	—	8,000	8,000	6,160	6,097	0.29
Adjusted Non-GAAP results	$22,780	$28,694	$27,111	$20,877	$20,651	$0.97

	Year to Date Ended June 30, 2026
	SG&A	Operating Income (loss)	Income (loss) before Income Taxes	Net Income (loss)	MGP Earnings(a)	Basic and Diluted EPS
Reported GAAP Results	$41,303	$(155,549)	$(159,600)	$(122,798)	$(122,863)	$(5.74)
Adjusted to remove:
Impairment and other (b)	—	180,277	180,277	138,080	138,080	6.45
Executive transition costs (c)	(705)	705	705	672	672	0.03
Professional service fees (d)	(250)	250	250	238	238	0.01
Restructuring and other costs (e)	(2,241)	2,241	2,241	2,137	2,137	0.10
Income tax items(f)	—	—	—	747	747	0.03
Adjusted Non-GAAP results	$38,107	$27,924	$23,873	$19,076	$19,011	$0.88

	Year to Date Ended June 30, 2025
	SG&A	Operating Income	Income before Income Taxes	Net Income	MGP Earnings(a)	Basic and Diluted EPS
Reported GAAP Results	$44,361	$19,571	$16,349	$11,370	$11,275	$0.53
Adjusted to remove:
Fair value of contingent consideration(g)	—	22,700	22,700	15,777	15,614	0.73
Professional service fees (d)	(382)	382	382	265	263	0.01
Executive transition costs (c)	(682)	682	682	474	469	0.02
Restructuring and other costs (e)	(613)	613	613	426	422	0.02
Adjusted Non-GAAP results	$42,684	$43,948	$40,726	$28,312	$28,043	$1.31

MGP INGREDIENTS, INC.
DESCRIPTION OF NON-GAAP ITEMS

(a)MGP Earnings is defined as "Net income used in Earnings Per Common Share calculation," which accounts for the impacts of the earnings attributable to noncontrolling interest and earnings attributable to participating securities.

(b)Impairment and other relates to the first quarter 2026 write down of goodwill, indefinite-lived intangible assets and other long-lived fixed assets as well as expenses incurred related to the idled Kentucky facilities. It is included in the Consolidated Statement of Income (Loss) as a component of operating income and relates to the Branded Spirits segment.

(c)The executive transition costs are included in the Condensed Consolidated Statement of Income (Loss) within the selling, general, and administrative line item. The adjustment includes costs related to the transition of certain executive and board of director positions.

(d)The professional services fees are included in the Condensed Consolidated Statement of Income (Loss) within the selling, general, and administrative line item. The adjustment includes costs related to professional services in conjunction with the goodwill and indefinite-lived intangible assets impairment valuation.

(e)The restructuring and other costs are included in the Condensed Consolidated Statement of Income (Loss) within the selling, general, and administrative line item. The adjustment includes special one-time severance costs related to the reduction in force that occurred during the period.

(f)Income tax items are included in the Condensed Consolidated Statement of Income (loss) within the income tax expenses. The adjustment relates to the impacts of state law changes on the Company’s deferred tax balances.

(g)Fair value of contingent consideration relates to the quarterly adjustment of the contingent consideration liability related to the acquisition of Penelope Bourbon LLC. It is included in the Condensed Consolidated Statement of Income (Loss) as a component of operating income and relates to the Branded Spirits segment.

MGP INGREDIENTS, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA (UNAUDITED)
(in thousands)

	Quarter Ended June 30,		Year to Date Ended June 30,
	2026	2025	2026	2025
Net income (loss)	$12,009	$14,427	$(122,798)	$11,370
Interest expense	2,879	1,897	4,300	3,751
Income tax expense (benefit)	3,063	4,308	(36,802)	4,979
Depreciation and amortization	6,386	5,830	12,651	11,638
Share based compensation (a)	1,318	1,288	2,241	2,030
Equity method investment gain	(169)	(237)	(150)	(494)
Executive transition costs	372	376	705	682
Restructuring and other costs	1,044	—	2,241	613
Impairment and other (b)	456	—	179,982	—
Professional service fees	250	—	250	382
Fair value of contingent consideration	—	8,000	—	22,700
Adjusted EBITDA	$27,608	$35,889	$42,620	$57,651

(a) This amount excludes share based compensation related to executive transition costs and one-time severance costs (benefits).
(b) This amount excludes depreciation expense related to the idled facility as it related to depreciation and amortization expense.

The non-GAAP adjusted EBITDA measure is defined as earnings before interest expense, income tax expense (benefit), depreciation and amortization, share based compensation, equity method investment loss (gain), executive transition costs, restructuring and other costs, goodwill and other long-lived assets impairment, fair value of contingent consideration, and professional service fees.

See "Reconciliation of selected GAAP measure to adjusted non-GAAP measures" for further details on selected non-GAAP items.

MGP INGREDIENTS, INC.
NET DEBT LEVERAGE RATIO (UNAUDITED)
(in thousands)

	Quarter Ended September 30, 2025	Quarter Ended December 31, 2025	Quarter Ended March 31, 2026	Quarter Ended June 30, 2026	TTM(a) June 30, 2026
Net income (loss)	$15,429	$(134,631)	$(134,807)	$12,009	$(242,000)
Interest expense	1,739	1,554	1,421	2,879	7,593
Income tax expense (benefit)	4,276	(1,773)	(39,865)	3,063	(34,299)
Depreciation and amortization	6,186	6,262	6,265	6,386	25,099
Share based compensation(c)	1,057	1,129	923	1,318	4,427
Equity method investment loss (gain)	(375)	(318)	19	(169)	(843)
Goodwill and other long-lived assets impairment	—	152,622	179,526	456	332,604
Professional service fees	—	113	—	250	363
Executive transition costs	1,143	953	333	372	2,801
Restructuring and other costs	—	190	1,197	1,044	2,431
Fair value of contingent consideration	2,800	—	—	—	2,800
Adjusted EBITDA	$32,255	$26,101	$15,012	$27,608	$100,976

Total debt					$369,596
Cash and cash equivalents					17,794
Net debt					$351,802

Net debt leverage ratio(b)					3.5

(a) TTM is defined as trailing twelve months.
(b) Net debt leverage ratio is defined as net debt divided by adjusted EBITDA.
(c) This amount excludes share based compensation related to executive transition costs.

See "Reconciliation of selected GAAP measure to adjusted non-GAAP measures" for further details on selected non-GAAP items.

MGP INGREDIENTS, INC.
OPERATING SEGMENT RESULTS (UNAUDITED)
(Dollars in thousands)

	BRANDED SPIRITS
	Quarter Ended June 30,		Quarter versus Quarter Change Increase/(Decrease)
	2026	2025	$ Change	% Change
Premium plus	$32,645	$31,099	$1,546	5%
Mid	16,225	15,493	732	5
Value	8,324	8,936	(612)	(7)
Other	2,436	4,992	(2,556)	(51)
Total Branded Spirits Sales	$59,630	$60,520	$(890)	(1)%

Gross profit	$31,596	$31,984	$(388)	(1)%
Gross margin %	53.0%	52.8%		0.2	pp(a)

Operating income	$15,206	$8,737	$6,469	74%
Depreciation and amortization	$2,144	$2,145	$(1)	—%

	DISTILLING SOLUTIONS
	Quarter Ended June 30,		Quarter versus Quarter Change Increase/(Decrease)
	2026	2025	$ Change	% Change
Brown goods	$14,260	$35,057	$(20,797)	(59)%
Warehouse services	8,622	8,001	621	8
White goods and other co-products	6,338	6,942	(604)	(9)
Total Distilling Solutions Sales	$29,220	$50,000	$(20,780)	(42)%

Gross profit	$11,302	$18,812	$(7,510)	(40)%
Gross margin %	38.7%	37.6%		1.1	pp(a)

Operating income	$10,585	$17,741	$(7,156)	(40)%
Depreciation and amortization	$1,767	$2,025	$(258)	(13)%

	INGREDIENT SOLUTIONS SALES
	Quarter Ended June 30,		Quarter versus Quarter Change Increase / (Decrease)
	2026	2025	$ Change	% Change
Specialty wheat starches	$18,889	$18,474	$415	2%
Specialty wheat proteins	12,749	12,612	137	1
Commodity wheat starches	2,670	3,061	(391)	(13)
Commodity wheat proteins	76	827	(751)	(91)
Biofuel and other	1,123	—	1,123	n/a
Total Ingredient Solutions	$35,507	$34,974	$533	2%

Gross profit	$3,573	$7,591	$(4,018)	(53)%
Gross margin %	10.1%	21.7%		(11.6)	pp(a)

Operating income	$2,696	$6,290	$(3,594)	(57)%
Depreciation and amortization	$2,119	$1,307	$812	62%
(a) Percentage points (“pp”).

MGP INGREDIENTS, INC.
OPERATING SEGMENT RESULTS (UNAUDITED)
(Dollars in thousands)

	BRANDED SPIRITS SALES
	Year to Date Ended June 30,		Year to Date versus Year to Date Sales Change Increase/(Decrease)
	2026	2025	$ Change	% Change
Premium plus	$55,296	$53,417	$1,879	4%
Mid	29,468	28,520	948	3
Value	14,827	16,277	(1,450)	(9)
Other	4,276	10,533	(6,257)	(59)
Total Branded Spirits	$103,867	$108,747	$(4,880)	(4)%

Gross profit	$52,732	$54,182	$(1,450)	(3)%
Gross margin %	50.8%	49.8%		1.0	pp(a)

Operating loss	$(157,166)	$(409)	$(156,757)	(38,327)%
Depreciation and amortization	$4,303	$4,285	$18	—%

	DISTILLING SOLUTIONS SALES
	Year to Date Ended June 30,		Year to Date versus Year to Date Sales Change Increase/(Decrease)
	2026	2025	$ Change	% Change
Brown goods	$29,169	$68,713	$(39,544)	(58)%
Warehouse services	16,914	16,078	836	5
White goods and other co-products	11,137	12,152	(1,015)	(8)
Total Distilling Solutions	$57,220	$96,943	$(39,723)	(41)%

Gross profit	$19,927	$37,492	$(17,565)	(47)%
Gross margin %	34.8%	38.7%		(3.9)	pp(a)

Operating income	$18,420	$35,623	$(17,203)	(48)%
Depreciation and amortization	$3,565	$4,080	$(515)	(13)%

	INGREDIENT SOLUTIONS SALES
	Year to Date Ended June 30,		Year to Date versus Year to Date Sales Change Increase/(Decrease)
	2026	2025	$ Change	% Change
Specialty wheat starches	$37,305	$34,327	$2,978	9%
Specialty wheat proteins	25,457	19,960	5,497	28
Commodity wheat starches	5,287	5,780	(493)	(9)
Commodity wheat proteins	459	1,390	(931)	(67)
Biofuel and other	1,189	—	1,189	n/a
Total Ingredient Solutions	$69,697	$61,457	$8,240	13%

Gross profit	$7,394	$10,043	$(2,649)	(26)%
Gross margin %	10.6%	16.3%		(5.7)	pp(a)

Operating income	$5,637	$7,298	$(1,661)	(23)%
Depreciation and amortization	$4,077	$2,578	$1,499	58%
(a) Percentage points (“pp”).

MGP INGREDIENTS, INC.
DILUTIVE SHARES OUTSTANDING CALCULATION (UNAUDITED)

	Quarter Ended June 30,		Year to Date Ended June 30,
	2026	2025	2026	2025
Principal amount of the bonds	$201,250,000	$201,250,000	$201,250,000	$201,250,000
Par value	$1,000	$1,000	$1,000	$1,000
Number of bonds outstanding (a)	201,250	201,250	201,250	201,250

Initial conversion rate	10.3911	10.3911	10.3911	10.3911
Conversion price	$96.23620	$96.23620	$96.23620	$96.23620

Average share price (b)	$18.19532	$29.73403	$20.24415	$31.56250
Impact of conversion (c)	$—	$—	$—	$—

Cash paid for principal	(201,250,000)	(201,250,000)	(201,250,000)	(201,250,000)
Conversion premium	$—	$—	$—	$—

Average share price	$18.19532	$29.73403	$20.24415	$31.56250
Conversion premium in shares (d) (e)	—	—	—	—

(a)Number of bonds outstanding is calculated by taking the principal amount of the bonds divided by the par value.

(b)Average share price is calculated by taking the average of the daily closing share price for the period. If the average share price is less than the conversion price of $96.23620 per share, the impact to EPS is anti-dilutive and therefore the shares were excluded from the diluted EPS calculation.

(c)Impact of conversion is calculated by taking the number of bonds outstanding multiplied by the initial conversion rate multiplied by the average share price. If the average share price is less than the conversion price then the impact of conversion is zero.

(d)The impacts of the Convertible Senior Notes are included in the diluted weighted average common shares outstanding if the impact is dilutive. The Convertible Senior Notes would only have a dilutive impact if the average market price per share during the quarter exceed the conversion price of $96.23620 per share.

(e)Conversion premium in shares is calculated by taking the conversion premium divided by the average share price. If the average share price is less than the conversion price, then the conversion premium in shares is zero.